UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): August 13, 2025

Bleichroeder Acquisition Corp. I

(Exact name of registrant as specified in its charter)

Cayman Islands	001-42392	98-1797826
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1345 Avenue of the Americas, Fl 47
New York, NY 10105

(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: 212-984-3835

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☒	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Units, each consisting of one Class A ordinary share and one right	BACQU	The Nasdaq Stock Market LLC
Class A ordinary shares, par value $0.0001 per share	BACQ	The Nasdaq Stock Market LLC
Rights, each right entitling the holder to receive one-tenth (1/10) of one Class A ordinary share	BACQR	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry Into A Material Definitive Agreement.

Business Combination Agreement

On August 13, 2025 (the “Signing Date”), Bleichroeder Acquisition Corp. I, a Cayman Islands exempted company (which will be renamed Inflection Point Acquisition Corp. IV and which shall transfer by way of continuation out of the Cayman Islands and domesticate as a Delaware corporation prior to the Closing) (“Inflection Point”), entered into a Business Combination Agreement (as it may be amended, supplemented or otherwise modified from time to time in accordance with its terms, the “Business Combination Agreement”), by and among Inflection Point, IPDX Merger Sub, Inc., a Delaware corporation and a direct wholly owned subsidiary of Inflection Point (“Merger Sub”), and Merlin Labs, Inc., a Delaware corporation (“Merlin Labs”), pursuant to which, among other things and subject to the terms and conditions therein, Merger Sub will merge with and into Merlin Labs, with Merlin Labs continuing as the surviving company (the “Merger”). The transactions contemplated by the Business Combination Agreement are referred to herein as the “Business Combination.” Inflection Point and Merlin Labs are individually referred to herein as a “Party” and, collectively, the “Parties.” In connection with the closing of the Business Combination (the “Closing”), Inflection Point will change its name to “Merlin Labs, Inc.” (such company after the Closing, “New Merlin Labs”).

The Business Combination Agreement and the transactions contemplated thereby were approved by the boards of directors of each of Inflection Point and Merlin Labs.

The Business Combination is expected to close in the first quarter of 2026, following the receipt of the required approval by Inflection Point’s shareholders and the fulfillment of other customary closing conditions.

The Domestication

Inflection Point will, subject to obtaining the required shareholder approvals and at least one business day prior to the date of Closing (the “Closing Date”), change its jurisdiction of incorporation by deregistering as a Cayman Islands exempted company and continuing and domesticating as a corporation incorporated under the laws of the State of Delaware (the “Domestication”).

Subject to the satisfaction or waiver of the conditions of the Business Combination Agreement, including approval of Inflection Point’s shareholders: (a) immediately prior to the Domestication, pursuant to the Sponsor Support Agreement (as defined below), each of the then issued and outstanding Class B ordinary shares of Inflection Point, par value $0.0001 per share (each, a “Cayman Class B Share"), will convert automatically, on a one-for-one basis, into a Class A ordinary share of Inflection Point, par value $0.0001 per share (each, a “Cayman Class A Share”) (the “Sponsor Share Conversion”); (b) in connection with the Domestication, (i) each of the then issued and outstanding Cayman Class A Shares will convert automatically, on a one-for-one basis, into a share of common stock, par value $0.0001 per share, of Inflection Point (after the Domestication) (the “New Merlin Labs Common Stock”); (ii) each of the then issued and outstanding rights of Inflection Point will convert automatically into a right of Inflection Point (after the Domestication) (each right, a “New Merlin Labs Right”); and (iii) each of the then issued and outstanding units of Inflection Point will convert automatically into a unit of Inflection Point (after the Domestication), consisting of one share of New Merlin Labs Common Stock and one New Merlin Labs Right.

The Merger and Consideration

Upon the terms and subject to the satisfaction or waiver of the conditions of the Business Combination Agreement, at the effective time of the Merger (the “Effective Time”), Merger Sub and Merlin Labs shall consummate the Merger, pursuant to which Merger Sub will be merged with and into Merlin Labs, following which the separate corporate existence of Merger Sub shall cease and Merlin Labs shall continue as the surviving corporation after the Merger and as a direct, wholly-owned subsidiary of Inflection Point.

Immediately prior to the Effective Time:

(1)	each convertible security of Merlin Labs (other than the Pre-Funded Convertible Notes (as defined below)) that is outstanding immediately prior to the Effective Time, to the extent applicable, will automatically convert in full into shares of preferred stock or common stock of Merlin Labs, in accordance with the terms thereof;

(2)	each warrant of Merlin Labs (other than the Merlin Labs Pre-Funded Convertible Series A Preferred Stock Investor Warrants (as defined below)) exercisable for the preferred stock of Merlin Labs that is outstanding and unexercised immediately prior to the Effective Time will automatically be exercised on a cashless basis in full in accordance with its terms or otherwise exercised in full;

(3)	immediately after giving effect to the conversions and exercises set forth in clauses (1) and (2) above, each issued and outstanding share of preferred stock of Merlin Labs (including each share of preferred stock issued upon the conversions and exercises described in clauses (1) and (2) above) will automatically convert into such number of shares of common stock of Merlin Labs (“Merlin Labs Common Stock”) into which such shares of preferred stock of Merlin Labs, as applicable, are convertible in connection with the Merger pursuant to the organizational documents of Merlin Labs; and

(4)	each warrant of Merlin Labs (other than the Pre-Funded Convertible Series A Preferred Stock Investor Warrants) exercisable for Merlin Labs Common Stock that is outstanding and unexercised immediately prior to the Effective Time shall automatically be exercised on a cashless basis in full in accordance with its terms or otherwise exercised in full.

Pursuant to the Business Combination Agreement, the aggregate consideration (the “Aggregate Consideration”) to be paid to the holders of securities of Merlin Labs (other than the holders of the Pre-Funded Convertible Notes and the Merlin Labs Pre-Funded Convertible Series A Preferred Stock Investor Warrants in respect of those securities) in, or in connection with, the Merger shall be the number of shares of New Merlin Labs Common Stock equal to the quotient of: (a) $800,000,000, divided by (b) the price at which each Cayman Class A Share may be redeemed in connection with the Inflection Point Shareholders Meeting (as defined below).

The consideration to be paid in, or in connection with, the Merger to each holder of a Pre-Funded Convertible Note shall be a number of shares of New Merlin Labs Series A Preferred Stock equal to the quotient, rounded up to the nearest whole share, of (i) the total outstanding principal and accrued and unpaid interest on each Pre-Funded Convertible Note as of one day prior to the Closing Date, divided by (ii) $12.00 (with respect to the Pre-Funded Convertible Notes sold pursuant to the Pre-PIPE Securities Purchase Agreement), as may be adjusted pursuant to the terms and conditions of such Pre-Funded Convertible Notes, or $10.20 (with respect to the Pre-Funded Convertible Notes sold pursuant to the Pre-PIPE Note Purchase Agreement).

The consideration to be paid in, or in connection with, the Merger to a holder in respect of each Pre-Funded Convertible Note Investor Warrant shall be one or more New Merlin Labs Series A Investor Warrants to purchase a number of shares of New Merlin Labs Common Stock (on otherwise the same terms as applicable to the New Merlin Labs Series A Investor Warrants issued to the Series A Preferred Stock Investors in the Series A Preferred Stock Investment) equal to the quotient of (i) the aggregate exercise price of such Pre-Funded Convertible Note Investor Warrant immediately prior to the Effective Time, divided by (ii) $12.00.

Upon the terms and subject to the satisfaction or waiver of the conditions of the Business Combination Agreement, at the Effective Time:

(1)	each share of Merlin Labs Common Stock that is owned by Inflection Point, Merger Sub, or Merlin Labs immediately prior to the Effective Time (each, an “Excluded Share”) will be canceled and shall cease to exist and no consideration will be delivered in exchange therefor;

(2)	each share of Merlin Labs Common Stock that is issued and outstanding immediately prior to the Effective Time (other than Excluded Shares) will be canceled and converted into the right to receive a number of New Merlin Labs Common Stock equal to the Aggregate Consideration divided by the fully diluted capital of Merlin Labs, which is the sum (without duplication) of the aggregate number of shares of Merlin Labs Common Stock that are (i) issued and outstanding immediately prior to the Effective Time (including those issued upon conversion of all issued and outstanding preferred stock of Merlin Labs, as applicable), (ii) issuable upon full exercise of all issued and outstanding options of Merlin Labs, and (iii) issuable upon full settlement of all issued and outstanding Melin Labs RSU (as defined below) (such conversion ratio, the “Exchange Ratio”);

(3)	each option to purchase equity securities of Merlin Labs (“Merlin Labs Option”) will automatically cease to represent an option to purchase Merlin Labs Common Stock and be assumed and converted, as applicable, into an option to acquire that number of New Merlin Labs Common Stock equal to the product of (A) the number of shares of Merlin Labs Common Stock subject to such Merlin Labs Option and (B) the Exchange Ratio, at an exercise price per share of Merlin Labs Common Stock equal to the quotient obtained by dividing (x) the exercise price per share of Merlin Labs Common Stock of such Merlin Labs Option by (y) the Exchange Ratio;

(4)	each restricted stock unit to acquire equity securities of Merlin Labs, granted pursuant to the 2018 Equity Incentive Plan of Merlin Labs after the date of the Business Combination Agreement and prior to the Effective Time (“Merlin Labs RSU”), will cease to represent a right to acquire shares of Merlin Labs Common Stock and be assumed and converted on the same terms and conditions as were applicable as of the Effective Date, into a restricted stock unit representing the right to acquire that number of New Merlin Labs Common Stock equal to the product of (A) the number of shares of Merlin Labs Common Stock subject to such Merlin Labs RSU and (B) the Exchange Ratio;

(5)	each Pre-Funded Convertible Note that is outstanding immediately prior to the Effective Time will automatically be canceled and converted into the right to receive the Convertible Note Consideration (as defined in the Business Combination Agreement);

(6)	each Pre-Funded Convertible Series A Preferred Stock Investor Warrant that is outstanding and unexercised immediately prior to the Effective Time will automatically be canceled and converted into the right to receive the Pre-Funded Convertible Note Investor Warrant Consideration (as defined in the Business Combination Agreement); and

(7)	(x) each then issued and outstanding New Merlin Labs Right shall convert automatically into one-tenth of one share of New Merlin Labs Common Stock, pursuant to that certain Share Rights Agreement, dated as of October 31, 2024, by and between Inflection Point and the right agent; and (y) each then issued and outstanding New Merlin Labs Unit shall be canceled and will thereafter entitle the holder thereof to one and one-tenth (1.1) shares of New Merlin Labs Common Stock, with any fractional shares of New Merlin Labs Common Stock to be issued in connection with such separation rounded down to the nearest whole share.

Governance

The Parties have agreed to take all necessary action, including Inflection Point using reasonable best efforts to cause the current directors of Inflection Point that are not to remain directors on the New Merlin Labs Board (as defined below) to resign, so that effective at the Closing, the board of directors of New Merlin Labs (the “New Merlin Labs Board”) will consist of at most seven (7) individuals. Immediately after the Closing, Inflection Point and Merlin Labs shall take all action within their power as may be necessary or appropriate to designate and appoint to the New Merlin Labs Board (i) the two (2) persons that are designated by the Chief Executive Officer of Inflection Point prior to the Closing, one of whom shall meet the applicable independence and other requirements of applicable rules of the Nasdaq Stock Market, LLC (“Nasdaq”) and U.S. Securities and Exchange Commission (the “SEC”), and (ii) the remaining persons, all of whom will be designated by Merlin Labs prior to the Closing.

Representations and Warranties; Covenants

The Parties have made customary representations, warranties, and covenants in the Business Combination Agreement, including, among others, covenants with respect to the conduct of Inflection Point and Merlin Labs prior to the Closing Date. In addition, Inflection Point and Merlin Labs have agreed to use their commercially reasonable efforts to agree, prior to Closing, to a form of equity incentive plan that provides for the grant of equity and equity-based incentive awards to eligible service providers of the Merlin Labs and the Subsidiaries of Merlin Labs following the Closing and a form of employee stock purchase plan in which eligible employees of the Merlin Labs and the Subsidiaries of Merlin Labs may be eligible to participate following the Closing.

Conditions to Each Party’s Obligations

The obligations of Inflection Point and Merlin Labs to consummate the Business Combination are subject to the satisfaction or waiver of certain customary closing conditions, including without limitation: (i) the adoption and/or approval, as applicable, by Inflection Point’s shareholders (the “Inflection Point Shareholder Approval”) of (A) the Business Combination Agreement and Business Combination in accordance with applicable law and exchange rules and regulations, (B) the Domestication, (C) the proposed charter and the bylaws of New Merlin Labs upon Domestication, including any separate or unbundled advisory proposals as are required to implement the foregoing, (D) approval of the issuance of shares of New Merlin Labs Common Stock, shares of New Merlin Labs Series A Preferred Stock and New Merlin Labs Series A Investor Warrants, as required by Nasdaq Listing Rule 5635, (E) the adoption by Inflection Point of the an equity incentive plan and employee stock purchase plan as described in the Business Combination Agreement, (F) the appointment of director nominees in accordance with the terms in the Business Combination Agreement, (G) any other proposals as the SEC (or staff member thereof) may indicate are necessary in its comments to the registration statement on Form S-4, or other appropriate form, (the “Registration Statement”) to be filed by Inflection Point or correspondence related thereto, (H) adoption and approval of any other proposals as reasonably agreed to by the Parties to be necessary or appropriate in connection with the Business Combination, and (I) adjournment of the Inflection Point Shareholders Meeting (as defined below) to a later date or dates, if necessary or convenient, in the reasonable determination of the chairman of Inflection Point, to (x) permit further solicitation and vote of proxies in the event that there are insufficient votes for any of the foregoing, (y) if Inflection Point determines that one or more of the conditions to Closing is not or will not be satisfied or waived or (z) to facilitate the Domestication, the Merger or any other transactions contemplated by the Business Combination Agreement and ancillary documents (such proposals in (A) through (I), together, the “Transaction Proposals”), (ii) the approval of the Business Combination Agreement and the Business Combination (including the Merger) by the affirmative vote or written consent of the stockholders of Merlin Labs, pursuant to the terms and in accordance with satisfaction of the conditions of the organizational documents of Merlin Labs and applicable law, (iii) no adverse law or order, (iv) the Registration Statement becoming effective, (v) approval of the listing of the New Merlin Labs Common Stock on the Nasdaq, subject to satisfaction of the round lot holders requirement for initial listing, (vi) the accuracy of the representations and warranties of each Party and the performance of the covenants and agreements of the Parties, in each case subject to certain qualifiers, (vii) the expiration of all waiting periods (and any extensions thereof) under the HSR Act with respect to the Business Combination, (viii) the completion of the Domestication, and (ix) duly executed pay-off letters certifying certain indebtedness of Merlin Labs and its subsidiaries, as specified in the Business Combination Agreement, shall have been paid off, to the extent it is paid off pursuant to the Business Combination Agreement.

Termination

The Business Combination Agreement may be terminated under certain customary and limited circumstances at any time prior to the Closing, including, among others, (i) by mutual written consent of Inflection Point and Merlin Labs; (ii) by Merlin Labs if the board of directors of Inflection Point, except as required by applicable law, withdraws, amends, qualifies or modifies its recommendation to the shareholders of Inflection Point to make certain approvals, as described in the Business Combination Agreement, (iii) by either Inflection Point or Merlin Labs if the Closing has not occurred on or before August 13, 2026; and (iv) by Merlin Labs if the Inflection Point Shareholder Approval is not obtained by Inflection Point after the conclusion of the extraordinary general meeting of Inflection Point’s shareholders (“Inflection Point Shareholders Meeting”) held for the purpose of voting on the Transaction Proposals. Upon termination of the Merger Agreement, in certain circumstances, Merlin Labs will reimburse Inflection Point for any amounts due and owing to Bleichroeder Sponsor 1 LLC (the “Sponsor”) or its affiliate, up to $1,500,000 .

The foregoing description of the Business Combination Agreement, the Business Combination and the related transactions does not purport to be complete and is qualified in its entirety by the terms and conditions of the Business Combination Agreement, a copy of which is filed with this Current Report on Form 8-K as Exhibit 2.1 and is incorporated herein by reference. The Business Combination Agreement contains representations, warranties and covenants that the parties to the Business Combination Agreement made to each other as of the date of the Business Combination Agreement or other specific dates. The assertions embodied in those representations, warranties and covenants were made for purposes of the contract among the parties and are subject to important qualifications and limitations agreed to by the parties in connection with negotiating the Business Combination Agreement. The Business Combination Agreement has been attached to provide investors with information regarding its terms and is not intended to provide any other factual information about Inflection Point or Merlin Labs. In particular, the representations, warranties, covenants and agreements contained in the Business Combination Agreement, which were made only for purposes of the Business Combination Agreement and as of specific dates, were solely for the benefit of the parties to the Business Combination Agreement, may be subject to limitations agreed upon by the contracting parties (including being qualified by confidential disclosures made for the purposes of allocating contractual risk between the parties to the Business Combination Agreement instead of establishing these matters as facts) and may be subject to standards of materiality applicable to the contracting parties that differ from those applicable to investors and reports and documents filed with the SEC. Investors should not rely on the representations, warranties, covenants and agreements, or any descriptions thereof, as characterizations of the actual state of facts or condition of any party to the Business Combination Agreement. In addition, the representations, warranties, covenants and agreements and other terms of the Business Combination Agreement may be subject to subsequent waiver or modification. Moreover, information concerning the subject matter of the representations and warranties and other terms may change after the date of the Business Combination Agreement, which subsequent information may or may not be fully reflected in Inflection Point’s public disclosures.

Sponsor Support Agreement

Concurrently with the execution of the Business Combination Agreement, Inflection Point entered into the Sponsor Support Agreement (the “Sponsor Support Agreement”) with Merlin Labs, the Sponsor and Inflection Point Fund I, LP, a Delaware limited partnership (“IPF” and the Sponsor, each a “Restricted Holder” and together, the “Restricted Holders”), pursuant to which each Restricted Holder agreed to, among other things, (i) vote in favor of adoption of the Transaction Proposals, (ii) vote against any Alternative Transaction (as defined in the Business Combination Agreement) and any merger agreement or merger other than the Transaction Proposals, the Business Combination Agreement and the Business Combination; (iii) vote against any change in the business, management, or board of directors of Inflection Point (other than in connection with the Transaction Proposals or pursuant to the Business Combination Agreement or ancillary agreements) and (iv) vote against any proposal, action or agreement that would (A) impede, interfere, frustrate, prevent or nullify any provision of the Sponsor Support Agreement, the Business Combination Agreement or the Business Combination, (B) result in a breach in any respect of any covenant, representation, warranty or any other obligation or agreement of the Inflection Point under the Business Combination Agreement, (C) result in any of the closing conditions of the Business Combination Agreement not being fulfilled, (D) result in a breach of any covenant, representation or warranty or other obligation or agreement of such Restricted Holder contained in the Sponsor Support Agreement or (E) change in any manner the dividend policy or capitalization of, including the voting rights of any class of capital stock of, Inflection Point. Certain current and former officers and directors of Inflection Point previously entered into a letter agreement with Inflection Point in connection with Inflection Point’s initial public offering, pursuant to which they agreed to vote any Inflection Point ordinary shares held by them in favor of the Business Combination.

In addition, pursuant to the Sponsor Support Agreement, each Restricted Holder, severally, agreed to waive, subject to the consummation of the Business Combination, any and all anti-dilution rights with respect to the rate that the Cayman Class B Shares convert into the Cayman Class A Shares in connection with the transactions contemplated by the Business Combination Agreement.

The foregoing description of the Sponsor Support Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Sponsor Support Agreement, a copy of which is included as Exhibit 10.1 hereto, and the terms of which are incorporated herein by reference.

Stockholder Voting and Support Agreement

Concurrently with the execution of the Business Combination Agreement, the holders of equity securities of Merlin Labs (the “Merlin Labs Stockholders”) and Merlin Labs entered into the Voting and Support Agreement (the “Stockholder Voting and Support Agreement”), pursuant to which Merlin Labs Stockholders have agreed to, among other things, vote (or act by written consent) (a) to approve and adopt the Business Combination Agreement and the consummation of the Business Combination; (b) against any Alternative Transaction or any proposal relating to an Alternative Transaction; (c) against any merger agreement or merger (other than the Business Combination Agreement and the Business Combination), consolidation, combination, sale of substantial assets, reorganization, recapitalization, dissolution, liquidation or winding up of or by Merlin Labs; (d) against any change in the business or board of directors of Merlin Labs (other than pursuant to the Business Combination Agreement or the Ancillary Documents (as defined in the Business Combination Agreement)); (e) against any proposal, action or agreement that would (A) impede, interfere, frustrate, prevent or nullify any provision of the Stockholder Voting and Support Agreement, the Business Combination Agreement or the Business Combination, (B) result in a breach in any respect of any covenant, representation, warranty or any other obligation or agreement of Merlin Labs under the Business Combination Agreement, (C) result in any of the closing conditions of the Business Combination Agreement not being fulfilled, (D) result in a breach of any covenant, representation or warranty or other obligation or agreement of such Member contained in the Stockholder Voting and Support Agreement or (E) change in any manner the dividend policy or capitalization of, including the voting rights of any class of capital stock of, Merlin Labs and (f) to convert all outstanding shares of preferred stock of Merlin Labs into Merlin Labs Common Stock as of immediately prior to the Effective Time, conditioned upon and subject to the closing of the Business Combination, in accordance with the organizational documents of Merlin Labs.

Pursuant to the Stockholder Voting and Support Agreement, until the earliest of the Closing, termination of the Business Combination Agreement or the liquidation of Merlin Labs, no Merlin Labs Stockholder shall (i) sell, offer to sell, contract or agree to sell, hypothecate, pledge, grant any option to purchase or otherwise dispose of or agree to dispose of, directly or indirectly, any Subject Securities (as defined in the Stockholder Voting and Support Agreement), (ii) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of any Subject Securities without the prior written consent of Merlin Labs and Inflection Point, unless such transfer is deemed a Permitted Transfer (as defined in the Stockholder Voting and Support Agreement).

In addition, pursuant to the Stockholder Voting and Support Agreement, each Merlin Labs Stockholder has agreed not to commence, join in, facilitate, assist or encourage, and has agreed to take all actions necessary to opt out of any class in any class action with respect to, any claim, derivative or otherwise, against Inflection Point, Merlin Labs or any of their respective successors or directors, (a) challenging the validity of, or seeking to enjoin the operation of, any provision of the Stockholder Voting and Support Agreement or (b) alleging a breach of any fiduciary duty of any person in connection with the evaluation, negotiation or entry into the Stockholder Voting and Support Agreement, the Business Combination Agreement or the Business Combination. Each Merlin Labs Stockholder has also waived and agreed not to exercise any rights of appraisal or rights to dissent from the Business Combination that they may have in respect of the Subject Securities.

The foregoing description of the Stockholder Voting and Support Agreement does not purport to be complete and is qualified in its entirety by the terms and conditions of the form of Stockholder Voting and Support Agreement, a copy of which is included as Exhibit 10.2 hereto, and the terms of which are incorporated herein by reference.

Lock-Up Agreements

Sponsor Lock-Up Agreement

At the Closing, the Sponsor and New Merlin Labs will enter into a Lock-Up Agreement (the “Sponsor Lock-Up Agreement”), pursuant to which the Sponsor and its permitted assigns will agree, (x) with respect to any shares of New Merlin Labs Common Stock the Sponsor received upon conversion of its Cayman Class B Shares in connection with the Domestication (the “Sponsor Lock-Up Founder Shares”), prior to the date that is six months after the Closing Date, or (y) with respect to any shares of New Merlin Labs Common Stock issued upon cancellation of the New Merlin Labs Units (the “Sponsor Lock-Up Unit Shares” and together with the Sponsor Lock-Up Founder Shares, the “Sponsor Lock-Up Shares”), prior to the date that is 90 days after the Closing Date, not to, without the prior written consent of the New Merlin Labs Board, (i) sell, pledge, grant any option to purchase or otherwise dispose of (a), (ii) enter into any swap or other transfer arrangement in respect of the Sponsor Lock-Up Shares or (iii) take any action in furtherance of any of the matters described in the foregoing clauses (i) or (ii). The Sponsor Lock-Up Agreement provides for certain permitted transfers, including but not limited to, transfers to certain affiliates or family members, transfers of shares acquired on the open market after the consummation of the Business Combination, subject to certain conditions, or the exercise of certain stock options.

Merlin Labs Lock-Up Agreement

At the Closing, New Merlin Labs, certain equity holders of Merlin Labs (the “Lock-Up Holders”) will enter into a Lock-Up Agreement (the “Merlin Labs Lock-Up Agreement”), pursuant to which the Lock-Up Holders will agree not to, without the prior written consent of the New Merlin Labs Board, prior to the date that is six months after the Closing (i) sell, pledge, grant any option to purchase or otherwise dispose of (a) any shares of New Merlin Labs Common Stock held immediately after the consummation of the Business Combination, (b) any shares of New Merlin Labs Common Stock issuable upon exercise of such options to purchase shares of New Merlin Labs Common Stock held immediately after the consummation of the Business Combination, or (c) any securities convertible into, or exercisable, redeemable or exchangeable for, New Merlin Labs Common Stock held by such holder immediately after the consummation of the Business Combination (the shares of New Merlin Labs Class A Common Stock and securities specified in clauses (a) through (c), collectively, the “Lock-up Shares”), (ii) enter into any swap or other transfer arrangement in respect of any Lock-Up Shares or (iii) take any action in furtherance of any of the matters described in the foregoing clauses (i) or (ii). The Merlin Labs Lock-Up Agreement provides for certain permitted transfers, including but not limited to, transfers to certain affiliates or family members, transfers of shares acquired on the open market after the consummation of the Business Combination, subject to certain conditions, or the exercise of certain stock options.

The foregoing description of each Lock-up Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of (i) the form of Sponsor Lock-up Agreement, a copy of which is attached as Exhibit 10.4 hereto, and the terms of which are incorporated herein by reference and (ii) the form of Merlin Labs Lock-Up Agreement, a copy of which is attached as Exhibit 10.5 hereto, and the terms of which are incorporated herein by reference.

Amended and Restated Registration Rights Agreement

At the Closing, Inflection Point, the Sponsor, Series A Preferred Stock Investors and certain securityholders of Merlin Labs will enter into an amended and restated registration rights agreement (the “A&R Registration Rights Agreement”), pursuant to which, among other things, the Sponsor, Series A Preferred Stock Investors and such securityholders will be granted certain customary registration rights, on the terms and subject to the conditions therein, with respect to securities of New Merlin Labs that they will hold following the Business Combination.

The foregoing description of the A&R Registration Rights Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the form of Registration Rights Agreement, a copy of which is attached as Exhibit 10.6 hereto, and the terms of which are incorporated herein by reference.

Series A Preferred Stock Investment

In connection with the transactions contemplated by the Business Combination Agreement, on the Signing Date, Inflection Point, Merlin Labs and the accredited investor named therein, (the “Series A Preferred Stock Investor”) entered into a Securities Purchase Agreement (the “Series A SPA”). Pursuant to the Series A SPA, the Series A Preferred Stock Investor has agreed, among other things, to purchase, at Closing, 4,901,961 shares of New Merlin Labs’s 12.0% Series A Cumulative Convertible Preferred Stock of New Merlin Labs, par value $0.0001 per share (the “New Merlin Labs Series A Preferred Stock”), having the rights, preferences and privileges set forth in the Certificate of Designation of Preferences, Rights and Limitations of 12.0% Series A Cumulative Convertible Preferred Stock (the “Certificate of Designation”) and a warrant to purchase a number of shares of New Merlin Labs Common Stock equal to the amount of shares into which such shares of New Merlin Labs Common Stock underlying the Series A Preferred Stock are initially convertible (a “Series A Preferred Investor Warrant”), for an aggregate purchase price of $50,000,000 (the “Series A Preferred Stock Investment”). Each share of Merlin Labs Series A Preferred Stock will have a stated value of $12.00 (the “Stated Value”).

The Series A SPA includes customary representations and warranties from Merlin Labs, Inflection Point and the Series A Preferred Stock Investor and is subject to customary closing conditions. The Series A SPA also includes customary covenants and agreements related to transfer restrictions, SEC reports, material non-public information and indemnification. New Merlin Labs Common Stock issuable upon conversion of the New Merlin Labs Series A Preferred Stock and New Merlin Labs Common Stock underlying any Series A Preferred Investor Warrants will be “Registrable Securities” under the A&R Registration Rights Agreement.

Dividends: The New Merlin Labs Series A Preferred Stock will accrue dividends daily at the rate of 12% per annum of the Accrued Value (as defined in the Certificate of Designation) (if paid in kind), plus the amount of previously accrued dividends paid in kind, or 10% per annum of the Accrued Value (if paid in cash), plus the amount of previously accrued dividends paid in kind. Such dividends will compound semi-annually.

Liquidation Preference: Upon any liquidation or deemed liquidation event, the holders of Merlin Labs Series A Preferred Stock will be entitled to receive out of the available proceeds, before any distribution is made to holders of common stock or any other junior securities, an amount per share equal to the greater of (i) 100% of the Accrued Value on each share of New Merlin Labs Series A Preferred Stock or (ii) such amount per share as would have been payable had all shares of New Merlin Labs Series A Preferred Stock been converted into New Merlin Labs Common Stock immediately prior to the liquidation event. Thereafter, the holders of Series A Preferred Stock will be entitled to receive their pro-rata share, of the remaining available proceeds available for distribution to stockholders, on an as-converted to common stock basis.

Protective Provisions: For as long as 20% of the shares of New Merlin Labs Series A Preferred Stock issued as of the Closing are held by Inflection Point Asset Management LLC, and certain other holders of New Merlin Labs Series A Preferred Stock and their respective affiliates, New Merlin Labs shall not, without the affirmative vote or action by written consent of holders of more than 50% of the issued and outstanding shares of New Merlin Labs Series A Preferred Stock (the “Requisite Holders”), take any of the following actions: (i) liquidate, dissolve or wind up the affairs of New Merlin Labs; (ii) amend, alter, or repeal any provision of the certificate of incorporation, bylaws, Certificate of Designation or any similar document of New Merlin Labs in a manner adverse to the New Merlin Labs Series A Preferred Stock; (iii) create or authorize the creation of or issue any other security convertible into or exercisable for any equity security unless such security ranks junior to the New Merlin Labs Series A Preferred Stock with respect to its rights, preferences and privileges, or increase the authorized number of shares of New Merlin Labs Series A Preferred Stock; (iv) purchase or redeem or pay any cash dividend on any capital stock ranking junior to the New Merlin Labs Series A Preferred Stock prior to payment of such cash dividend on the New Merlin Labs Series A Preferred Stock or purchase or redeem any capital stock ranking junior to the New Merlin Labs Series A Preferred Stock, other than stock repurchased at cost from former employees and consultants in connection with the cessation of their service; (v) enter into any transaction with an affiliate, other than the issuance of equity or awards to eligible participants under New Merlin Labs’s incentive plan, equity plan or equity-based compensation plan, or with respect to employment, consulting or award agreements with respect to executive officers of New Merlin Labs, in each case regardless of whether such person (or such person’s affiliates) would be considered an affiliate of New Merlin Labs; or (vi) incur or guarantee any indebtedness, other than equipment leases or trade payables incurred in the ordinary course of business; provided, however, that the New Merlin Labs Series A Preferred Stock shall not be considered indebtedness for purposes of this calculation.

Conversion: Each share of New Merlin Labs Series A Preferred Stock will be convertible into New Merlin Labs Common Stock at any time at the option of the holder at a rate equal to the Accrued Value, divided by the then-applicable conversion price. The conversion price will initially be $12.00, subject to adjustments for stock dividends, splits, combinations and similar events and customary anti-dilution adjustments, including with respect to future issuances or sales of New Merlin Labs Common Stock at prices less than the conversion price then in effect. In addition, if the 20-day volume-weighted average price of the New Merlin Labs Common Stock on the twenty-first trading day following the date that is six months after Closing Date is less than the conversion price then in effect, the conversion price will be adjusted to the greater of (i) such volume weighted average price and (ii) $5.00.

Put Rights: Unless prohibited by applicable law governing distributions to stockholders, the Series A Preferred Stock shall be redeemable at the option of the Requisite Holders commencing any time after the 5th anniversary of the Closing at a price equal to the Accrued Value.

Call Rights: Unless prohibited by applicable law governing distributions to stockholders, the Series A Preferred Stock shall be redeemable at the option of New Merlin Labs commencing any time (A) prior to the 1st anniversary of the Closing at a price equal to the 150% of the Accrued Value, (B) on or after the 1st anniversary but prior to the 2nd anniversary of the Closing at a price equal to the 140% of the Accrued Value, (C) on or after the 2nd anniversary of the Closing but prior to the 3rd anniversary of the Closing at a price equal to the 130% of the Accrued Value, (D) on or after the 3rd anniversary of the Closing but prior to the 4th anniversary of the Closing at a price equal to the 120% of the Accrued Value, (E) on or after the 4th anniversary of the Closing but prior to the 5th anniversary of the Closing at a price equal to the 110% of the Accrued Value, or (F) on or after the 5th anniversary of the Closing at a price equal to the 100% of the Accrued Value.

Series A Preferred Investor Warrants: At the closing of the Series A Preferred Stock Investment, the Series A Preferred Stock Investor will receive Series A Preferred Investor Warrants to purchase shares of New Merlin Labs Common Stock. The Series A Preferred Investor Warrants will be immediately exercisable upon issuance at Closing and will expire five years from the date of Closing. The Series A Preferred Investor Warrants include customary cash and cashless exercise provisions. Each Series A Preferred Investor Warrant is initially exercisable at $12.00 per share of New Merlin Labs Common Stock, subject to the same anti-dilution and other adjustments as the New Merlin Labs Series A Preferred Stock.

Voting: The New Merlin Labs Series A Preferred Stock will vote together with the New Merlin Labs Common Stock as a single class, except as required by law and as noted above under “Protective Provisions.” Each holder of Series A Preferred Stock shall be entitled to cast the number of votes equal to the number of whole shares of New Merlin Labs Common Stock into which the shares of Series A Preferred Stock held by such holder are convertible as of the record date for determining stockholders entitled to vote on such matter.

The foregoing description of the Series A Preferred Stock Investment is subject to and qualified in its entirety by reference to (i) the full text of the Series A SPA, a copy of the form of which is included as Exhibit 10.7 to this Current Report on Form 8-K, (ii) the full text of the form of Certificate of Designation, a copy of which is attached as Exhibit 3.1 to this Current Report on Form 8-K, and (iii) the full text of the form of Series A Preferred Investor Warrant, a copy of the form of which is attached as Exhibit 4.1 to this Current Report on Form 8-K, and the terms of each is incorporated herein by reference.

Item 3.02. Unregistered Sales of Equity Securities.

The disclosure set forth above in Item 1.01 and Item 8.01 of this Current Report on Form 8-K with respect to the issuance of shares of New Merlin Labs pursuant to the Business Combination Agreement and the Series A SPA (as defined below) is incorporated by reference herein. The shares to be offered and sold in connection with the Note Purchase Agreement have not been registered under the Securities Act of 1933, as amended (the “Securities Act”), in reliance upon the exemption from registration provided in Section 4(a)(2) of the Securities Act.

Item 7.01. Regulation FD Disclosure.

On August 14, 2025, Merlin Labs issued a press release announcing its entry into the Business Combination Agreement. The press release is furnished hereto as Exhibit 99.1 and incorporated by reference into this Item 7.01.

Furnished as Exhibit 99.2 hereto and incorporated into this Item 7.01 by reference is the investor presentation that Inflection Point and Merlin Labs have prepared for use in connection with the Business Combination.

Furnished as Exhibit 99.3 hereto and incorporated into this Item 7.01 by reference is certain projected financial information that Merlin Labs prepared in connection with Inflection Point’s consideration of the Business Combination and certain investors’ assessment of a potential investment in Merlin Labs.

The foregoing (including Exhibits 99.1, 99.2 and 99.3) is being furnished pursuant to Item 7.01 and will not be deemed to be filed for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise be subject to the liabilities of that section, nor will it be deemed to be incorporated by reference in any filing under the Securities Act or the Exchange Act.

Item 8.01. Other Events.

In connection with the transactions contemplated by the Business Combination Agreement, on July 2, 2025 and on the Signing Date, Merlin Labs entered into Note Purchase Agreements (the “Pre-PIPE Note Purchase Agreement”) with certain accredited investors named therein (collectively, the “Note Investors”). Pursuant to the Securities Purchase Agreement, the Note Investors have agreed, among other things, to purchase, and Merlin Labs will issue and sell, an aggregate of approximately $55 million of convertible promissory notes (the “Pre-Funded Convertible Note”) and warrants (the “Pre-Funded Convertible Series A Preferred Stock Investor Warrant”), substantially concurrently with the Closing (such investment the “Pre-Funded Note Investment”).

The Pre-Funded Convertible Notes have a one year maturity, and bear interest at the rate of 12% per annum payable 365 days after the date of the Pre-Funded Convertible Notes, until the principal amount and all interest accrued thereon are paid or converted, as provided therein. Upon the Closing, the unpaid principal amount of the Pre-Funded Convertible Notes, together with any interest accrued but unpaid thereon as of the day prior to the Business Combination (such aggregate amount of principal and interest, the “BC Conversion Amount”), will automatically convert into a number of fully paid and nonassessable shares of New Merlin Labs Series A Preferred Stock equal to the quotient of the BC Conversion Amount divided by $12.00. Such holders will be entitled to customary registration rights with respect to the New Merlin Labs Series A Preferred Stock and any underlying shares of common stock issuable upon conversion thereof pursuant to the A&R Registration Rights Agreement.

Additional Information

The Business Combination will be submitted to shareholders of Inflection Point for their consideration. In connection with the Business Combination, Inflection Point intends to file a Registration Statement with the SEC, which will include a proxy statement/prospectus and certain other related documents, which will serve as both the proxy statement to be distributed to shareholders of Inflection Point in connection with its solicitation for proxies for the vote by its shareholders in connection with the Business Combination and other matters to be described in the Registration Statement, as well as the prospectus relating to the offer and sale of the securities to be issued to securityholders of Inflection Point and equityholders of Merlin Labs in connection with the completion of the Business Combination. After the Registration Statement is declared effective, Inflection Point will mail a definitive proxy statement and other relevant documents to its shareholders as of the record date established for voting on the Business Combination. This communication is not a substitute for the Registration Statement, the definitive proxy statement/prospectus or any other document that Inflection Point will send to its shareholders in connection with the Business Combination.

INVESTORS AND SECURITY HOLDERS ARE ADVISED TO READ, WHEN AVAILABLE, THE REGISTRATION STATEMENT, PROXY STATEMENT/PROSPECTUS AND ANY OTHER RELEVANT DOCUMENTS FILED WITH THE SEC CAREFULLY AND IN THEIR ENTIRETY IF AND WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE BUSINESS COMBINATION AND THE PARTIES TO THE BUSINESS COMBINATION. Investors and security holders will be able to obtain copies of these documents (if and when available) and other documents filed with the SEC free of charge at www.sec.gov. The definitive proxy statement/final prospectus (if and when available) will be mailed to shareholders of Inflection Point as of a record date to be established for voting on the Business Combination. Shareholders of Inflection Point will also be able to obtain copies of the proxy statement/prospectus without charge, once available, by directing a request to: Bleichroeder Acquisition Corp. I, 1345 Avenue of the Americas, 47th FL, New York, NY 10105.

Participants in the Solicitation

Inflection Point and its directors, executive officers, and other members of management, and consultants, under SEC rules, may be deemed participants in the solicitation of proxies from Inflection Point’s shareholders with respect to the Business Combination. A list of the names of those directors and executive officers and a description of their interests in Inflection Point is contained in the sections entitled “Security Ownership of Certain Beneficial Owners and Management and Related Shareholder Matters” and “Directors, Executive Officers and Corporate Governance — Conflicts of Interest” of Inflection Point’s Annual Report on Form 10-K for the fiscal year ended December 31, 2024, filed with the SEC on March 10, 2025, and which is available free of charge at the SEC’s website at www.sec.gov, and supplemented by the section entitled “Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers” of Inflection Point’s Current Report on Form 8-K, filed with the SEC on July 11, 2025, and which is available free of charge at the SEC’s website at www.sec.gov. Additional information regarding the interests of such participants will be contained in the Registration Statement when available.

Merlin Labs, its directors, executive officers, other members of management, and employees, under SEC rules, may be deemed participants in the solicitation of proxies of Inflection Point’s shareholders in connection with the Business Combination. A list of the names of such directors and executive officers and information regarding their interests in the Business Combination will be included in the Registration Statement when available.

Forward Looking Statements

This Current Report on Form 8-K and certain of the exhibits hereto contain certain statements that are not historical facts but may be considered “forward-looking statements” within the meaning of Section 27(a) of the Securities Act of 1933 and Section 21(e) of the Securities Exchange Act of 1934. Forward-looking statements generally are accompanied by words such as “believe,” “may,” “will,” “estimate,” “continue,” “anticipate,” “intend,” “expect,” “should,” “would,” “plan,” “predict,” “potential,” “seem,” “seek,” “future,” “outlook” or the negatives of these terms or variations of them or similar terminology or expressions that predict or indicate future events or trends or that are not statements of historical matters. These forward-looking statements include, but are not limited to, statements regarding future events, the Business Combination, the estimated or anticipated future results and benefits of New Merlin Labs following the Business Combination, including the likelihood and ability of the Parties to successfully consummate the Business Combination, future opportunities for New Merlin Labs and other statements that are not historical facts.

These statements are based on the current expectations of the management of Inflection Point and/or Merlin Labs and are not predictions of actual performance. These forward-looking statements are provided for illustrative purposes only and are not intended to serve as, and must not be relied on, by any investor as a guarantee, an assurance, a prediction or a definitive statement of fact or probability. Actual events and circumstances are difficult or impossible to predict and will differ from assumptions. Many actual events and circumstances are beyond the control of Inflection Point and Merlin Labs. These statements are subject to a number of risks and uncertainties regarding Merlin Labs’s business and the Business Combination, and actual results may differ materially. These risks and uncertainties include, , but are not limited to: general economic, political and business conditions; the inability of the Parties to consummate the Business Combination or the occurrence of any event, change or other circumstances that could give rise to the termination of the Business Combination Agreement; the number of redemption requests made by shareholders of Inflection Point in connection with the Business Combination; the outcome of any legal proceedings that may be instituted against the Parties following the announcement of the Business Combination; the risk that the approval of the shareholders of Merlin Labs or Inflection Point for the Business Combination is not obtained; failure to realize the anticipated benefits of the Business Combination, including as a result of a delay in consummating the potential transaction; the risk that the Business Combination disrupts current plans and operations as a result of the announcement and consummation of the Business Combination; the risks related to the rollout of the business of Merlin Labs and the timing of expected business milestones; the effects of competition on Merlin Labs’ business; the ability of New Merlin Labs to execute its growth strategy, manage growth profitably and retain its key employees; the ability of New Merlin Labs to obtain or maintain the listing of its securities on a U.S. national securities exchange following the Business Combination; costs related to the Business Combination; and other risks that will be detailed from time to time in filings with the SEC. The foregoing list of risk factors is not exhaustive. There may be additional risks that Inflection Point and Merlin Labs presently do not know or that Inflection Point and Merlin Labs currently believe are immaterial that could also cause actual results to differ from those contained in forward-looking statements. In addition, forward-looking statements provide Inflection Point’s and Merlin Labs’s expectations, plans or forecasts of future events and views as of the date of this communication. Inflection Point and Merlin Labs anticipate that subsequent events and developments will cause their assessments to change. However, while Inflection Point and Merlin Labs may elect to update these forward-looking statements in the future, Inflection Point and Merlin Labs specifically disclaim any obligation to do so. These forward-looking statements should not be relied upon as representing Inflection Point’s or Merlin Labs’s assessments as of any date subsequent to the date of this communication. Accordingly, undue reliance should not be placed upon the forward-looking statements. Nothing herein should be regarded as a representation by any person that the forward-looking statements set forth herein will be achieved or results of such forward-looking statements will be achieved.

No Offer or Solicitation

This communication is for informational purposes only and is not (i) an offer to purchase, nor a solicitation of an offer to sell, subscribe for or buy any securities, nor shall there be any sale, issuance or transfer of securities in any jurisdiction in contravention of applicable law nor (ii) the solicitation of any vote in any jurisdiction pursuant to the Business Combination or otherwise. No offer of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the Securities Act. No securities commission or securities regulatory authority in the United States or any other jurisdiction has in any way passed upon the merits of the Business Combination or the accuracy or adequacy of this communication.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

2.1†*	Business Combination Agreement, dated as of August 13, 2025, by and among Bleichroeder Acquisition Corp. I, IPDX Merger Sub, Inc. and Merlin Labs, Inc.

3.1	Form of Certificate of Designation relating to the 12.0% Series A Cumulative Convertible Preferred Stock.

4.1	Form of Warrant to be issued to each Series A Preferred Stock Investor.

10.1	Sponsor Support Agreement, dated August 13, 2025, by and among Bleichroeder Sponsor 1 LLC, Inflection Point Fund I, LP, Bleichroeder Acquisition Corp. I and Merlin Labs, Inc.

10.2	Form of Stockholder Voting and Support Agreement.

10.3	Form of Sponsor Lock-Up Agreement.

10.4	Form of Merlin Labs Lock-Up Agreement.

10.5	Form of Amended and Restated Registration Rights Agreement.

10.6	Form of Securities Purchase Agreement.

99.1	Press Release, dated as of August 14, 2025.

99.2	Investor Presentation, dated August 2025.

99.3	Certain Projected Financial Information, dated August 2025.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

†	Certain of the exhibits and schedules to this exhibit have been omitted in accordance with Regulation S-K Item 601(b)(2). The Registrant agrees to furnish supplementally a copy of all omitted exhibits and schedules to the SEC upon its request.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BLEICHROEDER ACQUISITION CORP. I

Date: August 14, 2025	By:	/s/ Michael Blitzer
		Name:	Michael Blitzer
		Title:	Chief Executive Officer